                                           EXHIBIT 22


                    NORTHERN TRUST CORPORATION SUBSIDIARIES

                                              Percent     State of
                                               Owned    Incorporation
                                              --------  -------------

The Northern Trust Company                      100%    Illinois
  NorLease, Inc.                                100%    Delaware
  The Northern Trust Safe Deposit
  Company                                       100%    Illinois
  The Northern Trust International
  Banking Corp.                                 100%    Edge Act
  MFC, Inc.                                     100%    Delaware
  Nortrust Nominees, Ltd.                       100%    United Kingdom

Norsub Corporation                              100%    Delaware
  Northern Trust Bank/O'Hare N. A.              100%    National Bank

Northern Trust Bank/DuPage                      100%    Illinois

Northern Trust of Florida Corporation           100%    Florida
  Northern Trust Bank of Florida N. A.          100%    National Bank
    Subs of NTB/Florida
      Realnor Properties, Inc.                  100%    Florida
      Realnor Special Properties, Inc.          100%    Florida
      Realnor 177, Inc.                         100%    Florida
      Realnor Hallendale, Inc.                  100%    Florida

  Northern Trust Cayman International, Inc.     100%    Cayman Islands

Nortrust Realty Management, Inc.                100%    Illinois

Nortrust of Arizona Holding Corporation         100%    Arizona
  Northern Trust Bank of Arizona N. A.          100%    National Bank

Northern Trust Securities, Inc.                 100%    Delaware

Northern Investment Management Co.              100%    Delaware

Northern Investment Corporation                 100%    Delaware
Transatlantic Trust Corporation                  25%    New Brunswick,
                                                        Canada

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                    NORTHERN TRUST CORPORATION SUBSIDIARIES
                                  (CONTINUED)

                                               Percent     State of
                                                Owned    Incorporation
                                               --------  -------------
First Lake Forest Corporation                    100%    Delaware
  Northern Trust Bank/Lake Forest N. A.          100%    National Bank

Northern Trust Services, Inc.                    100%    Delaware

Northern Futures Corporation                     100%    Delaware

The Northern Trust Company of New York           100%    New York

Northern Securities Services, Canada, Ltd.       100%    Ontario, Canada

Northern Trust of California Corporation         100%    Delaware
  Northern Trust Bank of California N. A.        100%    National Bank
  Berry, Hartell, Evers & Osborne, Inc.          100%    Delaware

Northern Trust Bank of Texas N. A.               100%    National Bank

Fiduciary Services, Inc.                         100%    Texas